                                                                    Exhibit 99.3

COMBINED FINANCIAL STATEMENTS

Symetra Financial
Year Ended December 31, 2003
With Report of Independent Auditors

                                Symetra Financial

                          Combined Financial Statements

                          Year Ended December 31, 2003


                                    CONTENTS

Report of Independent Auditors.................................................1

Combined Financial Statements

Combined Balance Sheet.........................................................2
Combined Statement of Income...................................................4
Combined Statement of Changes in Shareholder's Equity..........................5
Combined Statement of Comprehensive Income.....................................6
Combined Statement of Cash Flows...............................................7
Notes to Combined Financial Statements.........................................9

             Report of Independent Registered Public Accounting Firm

Board of Directors
Symetra Financial Corporation

We have audited the accompanying combined balance sheet of Symetra Financial (formerly wholly owned subsidiaries of Safeco Corporation) as of December 31, 2003, and the related combined statements of income, changes in shareholder's equity, comprehensive income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 2003, and the combined results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.


                                                /s/ Ernst & Young LLP


September 24, 2004

                                Symetra Financial

                             Combined Balance Sheet

                                December 31, 2003
                                 (In thousands)

ASSETS
Investments:
   Available-for-sale securities:
     Fixed maturities, at fair value
       (cost or amortized cost: $16,710,722)                                         $   18,044,154
     Marketable equity securities, at fair value
       (cost: $97,511)                                                                      109,881
   Mortgage loans:
     Nonaffiliates                                                                          926,286
     Affiliates                                                                              33,518
   Policy loans                                                                              85,590
   Short-term investments                                                                   121,751
   Other invested assets                                                                     20,957
                                                                                     --------------
Total investments                                                                        19,342,137

Cash and cash equivalents                                                                    15,028
Accrued investment income                                                                   231,390
Other notes and accounts receivable                                                         114,871
Reinsurance recoverables                                                                    179,754
Deferred policy acquisition costs                                                           282,291
Intangibles and goodwill                                                                    150,864
Other assets                                                                                  3,583
Securities lending collateral                                                             1,054,495
Separate account assets                                                                   1,137,439
                                                                                     --------------

Total assets                                                                         $   22,511,852
                                                                                     ==============

2
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
LIABILITIES AND SHAREHOLDER'S EQUITY
Funds held under deposit contracts                                                   $   16,582,390
Future policy benefits                                                                      331,855
Policy and contract claims                                                                  139,114
Unearned premiums                                                                             9,838
Other policyholders' funds                                                                   46,555
Other liabilities                                                                           236,446
Current income taxes payable                                                                 26,926
Deferred income tax liability                                                               380,137
Securities lending payable                                                                1,054,495
Separate account liabilities                                                              1,137,439
                                                                                     --------------
Total liabilities                                                                        19,945,195

Commitments and contingencies (Note 9)

Capital stock (Note 1)                                                                        7,459
Additional paid-in capital                                                                  397,354
Retained earnings                                                                         1,332,072
Accumulated other comprehensive income, net of taxes:
   Unrealized gains and losses on available-for-sale securities and derivative
     financial instruments                                                                  886,980
   Deferred policy acquisition costs valuation allowance                                    (57,208)
                                                                                     --------------
Total accumulated other comprehensive income                                                829,772
Total shareholder's equity                                                                2,566,657
                                                                                     --------------
Total liabilities and shareholder's equity                                           $   22,511,852
                                                                                     ==============

SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                                Symetra Financial

                          Combined Statement of Income

                          Year Ended December 31, 2003
                                 (In thousands)

Revenues:
   Premiums                                                                          $      680,518
   Net investment income                                                                  1,211,680
   Other revenues                                                                            86,199
   Net realized investment losses                                                           (25,573)
                                                                                     --------------
Total                                                                                     1,952,824
                                                                                     --------------

Benefits and expenses:
   Policy benefits                                                                        1,355,768
   Other underwriting and operating expenses                                                346,753
   Amortization of deferred policy acquisition costs                                         51,327
   Intangibles and goodwill amortization                                                      8,331
                                                                                     --------------
Total                                                                                     1,762,179
                                                                                     --------------

Income before income taxes                                                                  190,645

Provision for income taxes:
   Current                                                                                   42,597
   Deferred                                                                                   9,358
                                                                                     --------------
Total                                                                                        51,955
                                                                                     --------------
Net income                                                                           $      138,690
                                                                                     ==============

SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                                Symetra Financial

              Combined Statement of Changes in Shareholder's Equity

                          Year Ended December 31, 2003
                                 (In thousands)

Capital stock                                                                        $        7,459
                                                                                     --------------

Additional paid-in capital:
   Balance at beginning of year                                                             390,874
   Capital contribution from Safeco                                                           4,537
   Stock option expense allocation from Safeco                                                1,943
                                                                                     --------------
   Balance at end of year                                                                   397,354
                                                                                     --------------

Retained earnings:
   Balance at beginning of year                                                           1,193,382
   Net income                                                                               138,690
                                                                                     --------------
   Balance at end of year                                                                 1,332,072
                                                                                     --------------

Accumulated other comprehensive income,
   net of taxes:
     Balance at beginning of year                                                           702,074
     Other comprehensive income                                                             127,698
                                                                                     --------------
     Balance at end of year                                                                 829,772
                                                                                     --------------
Shareholder's equity                                                                 $    2,566,657
                                                                                     ==============

SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

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                                Symetra Financial

                   Combined Statement of Comprehensive Income

                          Year Ended December 31, 2003
                                 (In thousands)

Net income                                                                           $      138,690
                                                                                     --------------

Other comprehensive income, net of taxes:
   Change in unrealized gains and losses on available-for-sale securities (net of
     tax: $72,357)                                                                          134,376
   Reclassification adjustment for net realized investment losses included in net
     income (net of tax: $8,936)                                                             16,594
   Derivatives qualifying as cash flow hedges --net change in fair value
     (net of tax: $(765))                                                                    (1,421)
   Adjustment for deferred policy acquisition costs valuation allowance
     (net of tax: $(11,766))                                                                (21,851)
                                                                                     --------------
Other comprehensive income                                                                  127,698
                                                                                     --------------
Comprehensive income                                                                 $      266,388
                                                                                     ==============

SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                                Symetra Financial

                        Combined Statement of Cash Flows

                          Year Ended December 31, 2003
                                 (In thousands)

OPERATING ACTIVITIES
Insurance premiums received                                                          $      592,664
Dividends and interest received                                                           1,146,172
Other operating receipts                                                                     88,238
Insurance claims and policy benefits paid                                                  (525,843)
Underwriting, acquisition and operating costs paid                                         (401,503)
Income taxes paid                                                                           (11,232)
                                                                                     --------------
Net cash provided by operating activities                                                   888,496

INVESTING ACTIVITIES
Purchases of:
   Fixed maturities available-for-sale                                                   (4,468,976)
   Equity securities available-for-sale                                                      (9,953)
   Other invested assets                                                                     (8,737)
Issuance of nonaffiliated mortgage loans                                                   (117,810)
Issuance of policy loans                                                                    (22,229)
Maturities and calls of fixed maturities available-for-sale                               2,110,144
Sales of:
   Fixed maturities available-for-sale                                                    1,286,177
   Equity securities available-for-sale                                                      27,101
   Other invested assets                                                                     10,140
Repayment of nonaffiliated mortgage loans                                                   111,456
Repayment of policy loans                                                                    23,327
Repayment of affiliated mortgage loans                                                        1,669
Net decrease in short-term investments                                                       43,767
Other, net                                                                                     (370)
                                                                                     --------------
Net cash used in investing activities                                                    (1,014,294)

FINANCING ACTIVITIES
Funds received under deposit contracts                                                    1,219,314
Return of funds held under deposit contracts                                             (1,124,411)
                                                                                     --------------
Net cash provided by financing activities                                                    94,903
                                                                                     --------------
Net decrease in cash                                                                        (30,895)

Cash and cash equivalents at beginning of year                                               45,923
                                                                                     --------------
Cash and cash equivalents at end of year                                             $       15,028
                                                                                     ==============

SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                                Symetra Financial

                        Combined Statement of Cash Flows
    Reconciliation of Net Income to Net Cash Provided by Operating Activities

                          Year Ended December 31, 2003
                                 (In thousands)

Net income                                                                           $      138,690
                                                                                     --------------

    Adjustments to reconcile net income to net cash provided by operating activities:
      Net realized investment losses                                                         25,573
      Accretion of fixed maturity investments                                               (21,451)
      Accrued interest on accrual bonds                                                     (45,937)
      Amortization and depreciation                                                          15,733
      Deferred income tax provision                                                           9,358
      Interest expense on deposit contracts                                                 905,785
      Mortality and expense charges and administrative fees                                 (84,238)
      Other, net                                                                               (980)
    Changes in:
      Accrued investment income                                                              (3,091)
      Deferred policy acquisition costs                                                     (22,490)
      Other receivables                                                                     (32,821)
      Policy and contract claims                                                            (30,918)
      Future policy benefits                                                                 (8,052)
      Unearned premiums                                                                         287
      Accrued income taxes                                                                   28,016
      Other assets and liabilities                                                           15,032
                                                                                     --------------
    Total adjustments                                                                       749,806
                                                                                     --------------
    Net cash provided by operating activities                                        $      888,496
                                                                                     ==============

There were no significant noncash financing or investing activities for the year ended December 31, 2003, with the exception of the $4,537 capital contribution from Safeco disclosed in Note 13.

SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

                                Symetra Financial

                     Notes to Combined Financial Statements
           (All dollar amounts in thousands, unless otherwise stated)

                                December 31, 2003

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Symetra Financial is a group of stock life insurance and financial services companies. We began as wholly owned subsidiaries of Safeco Corporation (Safeco), a Washington State corporation whose subsidiaries were engaged in two principal businesses: (1) property and casualty insurance, including surety; and (2) life insurance and asset management. As part of Safeco we were included in the segment known as Safeco Life and Investments. We are comprised primarily of Safeco Life Insurance Company, a stock life insurance company organized under the laws of the state of Washington, and its three wholly owned subsidiaries:
Safeco National Life Insurance Company, American States Life Insurance Company, and First Safeco National Life Insurance Company of New York.

These companies offer individual and group insurance products, pension products, and annuity products marketed through professional agents in all states and the District of Columbia. Our principal products, measured by 2003 premiums and deposit volume, include: fixed deferred annuities, stop-loss medical insurance, variable annuities, single premium immediate annuities, and individual life insurance.

Also included in this group are Safeco Administrative Services, Inc., a third-party administrator of employee benefit programs; Safeco Asset Management Company, the investment advisor for the Safeco Mutual Funds; Safeco Securities, Inc., the principal underwriter of the Safeco Mutual Funds; Safeco Services Corporation, the transfer agent for the Safeco Mutual Funds; Safeco Investment Services, Inc., a broker-dealer; and Safeco Assigned Benefits Service Company. These affiliates were wholly owned subsidiaries of Safeco.

On September 29, 2003, Safeco announced its intent to sell Safeco Life and Investments. In the fourth quarter of 2003, $8,818 was accrued for employee retention bonuses associated with this planned sale, which is included in other underwriting and operating expenses in the Combined Statement of Income (see
Note 15).

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

NATURE OF OPERATIONS (CONTINUED)

On August 2, 2004, the following companies were purchased by an investor group led by White Mountains Insurance Group, Ltd., and Berkshire Hathaway, Inc., and became the privately held group of companies known today as Symetra Financial:

     -   Symetra Life Insurance Company (formerly Safeco Life Insurance Company)
     - Symetra National Life Insurance Company (formerly Safeco National Life Insurance Company)
     -   American States Life Insurance Company
     - First Symetra National Life Insurance Company of New York (formerly First Safeco National Life Insurance Company of New York)
     - Symetra Administrative Services, Inc. (SAS) (formerly Safeco Administrative Services, Inc.)
     -   Symetra Asset Management Company (formerly Safeco Asset Management
         Company)
     -   Symetra Securities, Inc. (formerly Safeco Securities, Inc.)
     -   Symetra Services Corporation (formerly Safeco Services Corporation)
     - Symetra Investment Services, Inc. (formerly Safeco Investment Services, Inc.)
     - Symetra Assigned Benefits Service Company (formerly Safeco Assigned Benefits Service Company)

Throughout our Combined Financial Statements, the member companies of Symetra Financial are referred to as "the Company," "we," and "our" and the new names of the entities have been used as if those names were in effect in 2003. In addition, all references to affiliated companies refer to former Safeco affiliates.

BASIS OF COMBINATION AND REPORTING AND USE OF ESTIMATES

The Combined Financial Statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that may affect the amounts reported in the Combined Financial Statements and accompanying notes. Actual results could differ from those estimates.

All significant intercompany transactions and balances have been eliminated in the Combined Financial Statements.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

REVENUE RECOGNITION

We report life insurance premiums for traditional individual life policies as income when due from the policyholder. These policies, which include guaranteed renewable term and whole life policies, are long-duration contracts.

We report premiums from group life and health policies as income when earned, over the life of the policy. We report the portion of premiums unearned as a liability for unearned premiums on the Combined Balance Sheet.

We report premiums from universal life and investment-type contracts as deposits to policyholders' account balances and reflect these amounts as liabilities rather than as premium income when received. Funds received under these contracts were $1,219,314 in 2003. Revenues from these contracts consist of investment income on these funds and amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. We include these amounts in premium and other revenue in the Combined Statement of Income.

Dealers' concession income and commission expense on variable annuity and variable life insurance products and mutual funds are recorded on the trade date as related transactions occur. Commissions paid on the sale of Class B mutual fund shares are capitalized and amortized over a period of six years, matching expected revenues (12b-1 fees and contingent deferred sales charges (CDSC)) with commission expenses. We include these amounts in other revenue and other underwriting and operating expenses in the Combined Statement of Income.

Commissions on the sale of various benefit products and fees received from the administration of employee benefit plans are recognized as income at the time the sale is consummated or the service is rendered.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

INVESTMENTS

In accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) 115, "Accounting for Certain Investments in Debt and Equity Securities," we classify our investments into one of three categories: held-to-maturity, available-for-sale or trading. We determine the appropriate classification of both fixed maturities and equity securities at the time of purchase and re-evaluate such designation as of each balance sheet date. Fixed maturities include bonds, mortgage-backed securities and redeemable preferred stocks. We classify all fixed maturities as available-for-sale and carry them at fair value. We report net unrealized investment gains and losses related to available-for-sale securities in accumulated other comprehensive income (OCI) in Shareholder's Equity, net of related deferred policy acquisition costs and deferred income taxes.

For mortgage-backed securities we recognize income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. Quarterly, we compare actual prepayments to anticipated prepayments and recalculate the effective yield to reflect actual payments-to-date plus anticipated future payments. We include any resulting adjustment in net investment income.

Marketable equity securities include common stocks and nonredeemable preferred stocks. We classify marketable equity securities as available-for-sale and carry them at fair value. Changes in net unrealized investment gains and losses are recorded directly to OCI in Shareholder's Equity, net of related deferred policy acquisition costs and deferred income taxes; Symetra Investment Services records changes in net unrealized investment gains and losses as a component of net realized investment losses in the Combined Statement of Income.

When the collectibility of interest income for fixed maturities is considered doubtful, any accrued but uncollectible interest income is reversed against investment income in the current period. We then place the securities on nonaccrual status and they are not restored to accrual status until all delinquent interest and principal are paid.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

INVESTMENTS (CONTINUED)

We regularly review the value of our investments. If the value of any of our investments falls below our cost basis in the investment, we analyze the decrease to determine whether it is an other-than-temporary decline in value. To make this determination for each security, we consider:

     -   How long and by how much the fair value has been below its cost
     - The financial condition and near-term prospects of the issuer of the security, including any specific events that may affect its operations or earnings potential
     - Our intent and ability to keep the security long enough for it to recover its value
     -   Any downgrades of the security by a rating agency
     - Any reduction or elimination of dividends, or nonpayment of scheduled interest payments

Based on our analysis, we make a judgment as to whether the loss is other-than-temporary. If the loss is other-than-temporary, we record an impairment charge within Net Realized Investment Losses in our Combined Statement of Income in the period that we make the determination.

We use public market pricing information to determine the fair value of our investments when such information is available. When such information is not available for investments, as in the case of securities that are not publicly traded, we use other valuation techniques. Such techniques include using independent pricing sources, evaluating discounted cash flows, identifying comparable securities with quoted market prices and using internally prepared valuations based on certain modeling and pricing methods. Our investment portfolio at December 31, 2003 included $232,190 of fixed maturities that were not publicly traded, and values for these securities were determined using these other valuation techniques. We owned no equity securities that were not publicly traded.

The cost of securities sold is determined by the "identified cost" method.

We carry mortgage loans at outstanding principal balances, less an allowance for mortgage loan losses. We consider a mortgage loan impaired when it is probable that we will be unable to collect principal and interest amounts due according to the contractual terms of the mortgage loan agreement. For mortgage loans that we determine to be impaired, we charge the difference between the amortized cost and fair value of the underlying collateral to the reserve. We accrue interest income on impaired loans to the extent it is deemed collectible and the loan continues to perform under its original or restructured terms. Interest income on nonperforming loans is generally recognized on a cash basis.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

INVESTMENTS (CONTINUED)

Cash and cash equivalents consist of short-term highly liquid investments with original maturities of less than three months at the time of purchase. Short-term investments consist of highly liquid debt instruments with maturities of greater than three months and less than twelve months when purchased. We carry cash and cash equivalents and short-term investments at cost, which approximates fair value.

We engage in securities lending whereby we loan certain securities from our portfolio to other institutions for short periods of time. We require initial collateral at 102% of the market value of a loaned security. The borrower deposits the collateral with a lending agent. The lending agent invests the collateral to generate additional income according to our guidelines. The market value of the loaned securities is monitored on a daily basis, with additional collateral obtained or refunded as the market value of the loaned securities fluctuates to maintain a collateral value of 102%. We maintain full ownership rights to the securities loaned, and accordingly, the loaned securities are classified as investments. We report the securities lending collateral and the corresponding securities lending payable on the Combined Balance Sheet as an asset and liability.

DERIVATIVE FINANCIAL INSTRUMENTS

Other invested assets on our Combined Balance Sheet are comprised primarily of derivative financial instruments. The Financial Accounting Standards Board
(FASB) issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" in June 1998. SFAS 133 amends or supersedes several previous FASB statements relating to derivatives and requires us to recognize all derivatives as either assets or liabilities in the Combined Balance Sheet at fair value. In June 2000, the FASB issued SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," an amendment of SFAS 133, which addressed a limited number of implementation issues arising from the original statement (collectively, SFAS 133). We adopted SFAS 133, as amended, in January 2001.

Our financial statement recognition of the change in fair value of a derivative depends on the intended use of the derivative and the extent to which it is effective as part of a hedging transaction. Derivatives that are highly effective and designated as either fair value or cash flow hedges receive hedge accounting treatment under SFAS 133.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

Derivatives that hedge the change in fair value of recognized assets or liabilities are designated as fair value hedges. For derivatives designated as fair value hedges, we recognize the changes in the fair value of both the derivative and the hedged items in net realized investment losses in the Combined Statement of Income.

Derivatives that hedge variable rate assets or liabilities or forecasted transactions are designated as cash flow hedges. For derivatives designated as cash flow hedges, we recognize the changes in fair value of the derivative as a component of OCI, net of deferred income taxes, until the hedged transaction affects current earnings. At the time current earnings are affected by the variability of cash flows, the related portion of deferred gains or losses on cash flow hedge derivatives are reclassified from OCI and recorded in the Combined Statement of Income.

When the changes in fair value of such derivatives do not perfectly offset the changes in fair value of the hedged transaction, we recognize the ineffective portion in the Combined Statement of Income. For derivatives that do not qualify for hedge accounting treatment under SFAS 133, we record the changes in fair value of these derivatives in net realized investment losses in the Combined Statement of Income.

We formally document all relationships between the hedging instruments and hedged items, as well as risk-management objectives and strategies for undertaking various hedge transactions. We link all hedges that are designated as fair value hedges to specific assets or liabilities on the Combined Balance Sheet. We link all hedges that are designated as cash flow hedges to specific variable rate assets or liabilities or to forecasted transactions. We also assess, both at the inception of the hedge and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting the changes in fair values or cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge, we discontinue hedge accounting on a prospective basis.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

REINSURANCE

We utilize reinsurance agreements to manage our exposure to potential losses. We reinsure all or a portion of our risk to reinsurers for certain types of directly written business. In addition, we reinsure through pools to cover catastrophic losses. Reinsurance does not affect our liability to our policyholders. We remain primarily liable to policyholders for the risks we insure. Accordingly, our policy and contract claims liabilities and future policy benefit reserves are reported gross of any related reinsurance recoverables. We report premiums, benefits and settlement expenses net of reinsurance ceded on the Combined Statement of Income. We account for reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. We remain liable to our policyholders to the extent that counterparties to reinsurance ceded contracts do not meet their contractual obligations.

DEFERRED POLICY ACQUISITION COSTS

We defer as assets certain costs, principally commissions and other underwriting costs that vary with and are primarily related to the production of business. We amortize acquisition costs for deferred annuity contracts and universal life insurance policies over the lives of the contracts or policies in proportion to the present value of estimated future gross profits of each of these product lines. In this estimation process, we make assumptions as to surrender rates, mortality experience and investment performance. Actual profits can vary from our estimates and can thereby result in increases or decreases to deferred policy acquisition cost (DAC) amortization rates. We regularly evaluate our assumptions and, when necessary, revise the estimated gross profits of these contracts resulting in adjustments to DAC amortization that are recorded in earnings when such estimates are revised. We adjust the unamortized balance of DAC for the impact on estimated future gross profits as if net unrealized investment gains and losses on securities had been realized as of the balance sheet date. We include the impact of this adjustment, net of tax, in OCI in Shareholder's Equity.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

DEFERRED POLICY ACQUISITION COSTS (CONTINUED)

We amortize acquisition costs for traditional individual life insurance policies over the premium paying period of the related policies using assumptions consistent with those used in computing policy benefit liabilities. We amortize acquisition costs for group life and medical policies over a one-year period.

We conduct regular DAC recoverability analyses for deferred annuity contract, universal life contract and traditional life contract DAC balances. We do a separate recoverability analysis for the DAC balances in each of our business segments. We compare the current DAC balance with the estimated present value of future profitability of the underlying business. The DAC balances are considered recoverable if the present value of future profits is greater than the current DAC balance. As of December 31, 2003, all of our DAC balances were considered recoverable.

INTANGIBLES AND GOODWILL

Goodwill represents the excess of the cost of businesses acquired over the fair value of their net assets, separate from other identifiable intangibles. Other identifiable intangibles for businesses acquired consist mainly of the value of existing blocks of business. We review goodwill annually for impairment, or more frequently if impairment indicators arise. We amortize other purchased intangible assets over their estimated useful lives.

SEPARATE ACCOUNTS

Separate account assets and liabilities reported on the accompanying Combined Balance Sheet consist principally of variable annuities and represent funds that we administer and invest to meet specific investment objectives of the contractholders. The assets of each separate account are legally segregated and are not subject to claims that arise out of our other business activities. We report separate account assets at fair value. Net investment income and net realized and unrealized investment gains and losses generally accrue directly to such contractholders who bear the investment risk, subject in some cases to minimum guaranteed rates. Accordingly, we do not include these investment results in our revenues. Fees charged to contractholders include mortality, policy administration and surrender charges, and are included in premiums and other revenues.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

FUNDS HELD UNDER DEPOSIT CONTRACTS

Liabilities for fixed deferred annuity contracts and guaranteed investment contracts are equal to the accumulated account value of such policies or contracts as of the valuation date. Liabilities for universal life insurance policies are equal to the accumulated account value plus a mortality reserve as of the valuation date. For structured settlement annuities, future benefits are either fully guaranteed or are contingent on the survivorship of the annuitant. Liabilities for fully guaranteed benefits are based on discounted amounts of estimated future benefits. Contingent future benefits are discounted with best-estimate mortality assumptions, which include provisions for longer life spans over time. The interest rate pattern used to calculate the reserve for a structured settlement policy is set at issue. The pattern varies over time starting with interest rates that prevailed at issue and grading to a future level. As of December 31, 2003, the current reserve had near term benefits discounted at 7.89% and long-term benefits discounted at 7.15%.

FUTURE POLICY BENEFITS

We compute liabilities for future policy benefits under traditional individual life and group life insurance policies on the level premium method, which uses a level premium assumption to fund reserves. We select the level premiums so that the actuarial present value of future benefits equals the actuarial present values of future premiums. We set the interest, mortality and persistency assumptions in the year of issue. These liabilities are contingent upon the death of the insured while the policy is in force. We derive mortality assumptions from both company-specific and industry statistics. We discount future benefits at interest rates that vary by year of policy issue, which averaged 4.55% at December 31, 2003.

POLICY AND CONTRACT CLAIMS

Liabilities for policy and contract claims primarily represent liabilities for claims under group medical coverages and are established on the basis of reported losses ("case basis" method). We also provide for claims incurred but not reported (IBNR), based on historical experience. We continually review estimates for reported but unpaid claims and IBNR. Any necessary adjustments are reflected in current operating results. The majority of these claims are incurred and paid in full within a one-year period. Policy and contract claims liabilities amounted to less than 1% of total liabilities at December 31, 2003.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

CAPITAL STOCK

Capital stock for Symetra Financial is comprised of the following (in thousands, except par value and share amounts):

                                                                                                  SHARES
                                              CAPITAL            PAR            SHARES          ISSUED AND
COMPANY                                        STOCK            VALUE         AUTHORIZED        OUTSTANDING         VALUE
--------------------------------------------------------------------------------------------------------------------------
Symetra Life Insurance Company              Common Stock        $ 250            20,000           20,000           $ 5,000

Symetra Administrative Services, Inc.       Common Stock          100            10,000           10,000             1,000

Symetra Asset Management Company            Common Stock            1             3,000              600                .6
                                            Common Stock
                                            (non-voting)            1             3,000            2,400               2.4
                                          Preferred Stock
                                              (6% non-
                                          cumulative, non-
                                            participating)        100             4,000            4,000               400

Symetra Securities, Inc.                    Common Stock          100            10,000           10,000             1,000

Symetra Services Corporation                Common Stock          100               500              500                50

Symetra Investment Services, Inc.           Common Stock          .10        50,000,000           50,000                 5

Symetra Assigned Benefits Service
  Company                                   Common Stock            1             1,000            1,000                 1
                                                                                                                   -------

Total                                                                                                              $ 7,459
                                                                                                                   =======

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

INCOME TAXES

Through the date of acquisition, we are included in a combined federal income tax return filed by Safeco. Tax payments (credits) are made to or received from Safeco on a separate tax return filing basis. Income taxes have been provided using the liability method in accordance with SFAS 109, "Accounting for Income Taxes." The provision for income taxes has two components: amounts currently payable or receivable and deferred income taxes. Deferred income taxes are recognized when assets and liabilities have different values for financial statement and tax reporting purposes. A valuation allowance is recorded to reduce a deferred income tax asset to the amount expected to be recoverable. Although realization of deferred income tax assets is not assured, it was considered more likely than not that the deferred income tax assets would be realized through future earnings, including, but not limited to, the generation of future operating income, reversal of existing temporary differences and available tax planning strategies. Accordingly, no valuation allowance was recorded at December 31, 2003.

RESTRICTED ASSETS

Symetra Investment Services, Inc. and Symetra Securities, Inc. are subject to the Securities and Exchange Commission Uniform Capital Rule 15c3-1, which requires maintenance of minimum net capital. At December 31, 2003, Symetra Investment Services, Inc. and Symetra Securities, Inc. maintained minimum net capital of $217 and $10, respectively, and were in compliance with this requirement.

NEW ACCOUNTING STANDARDS

New accounting pronouncements that we have recently adopted, or will adopt in the near future, are as follows:

SFAS 146, "ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES"
The FASB issued SFAS 146 in June 2002. The standard requires companies to recognize costs associated with exit and disposal activities when they are incurred rather than the date of a commitment to an exit or disposal plan. It also expands disclosure requirements to include costs by reportable segment. The standard is effective for exit or disposal activities that were initiated after December 31, 2002. We adopted SFAS 146 with no impact on our Combined Financial Statements.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

SFAS 149, "AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES"
The FASB issued SFAS 149 in April 2003. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities under SFAS 133. We adopted SFAS 149 with no impact on our Combined Financial Statements.

FASB INTERPRETATION NUMBER (FIN) 45, "GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS"
FIN 45 was issued in November 2002. FIN 45 elaborates on the disclosures required to be made by a guarantor in its financial statements and clarifies that a guarantor is required to recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. The recognition provisions are effective prospectively for guarantees issued or modified after December 15, 2002. The disclosure requirements for all guarantees are effective for periods ending after December 15, 2002. We do not have any guarantees subject to the recognition provisions of FIN 45. In accordance with the disclosure provisions under FIN 45, the following guarantees were in effect at December 31, 2003:

     In June 2000, we issued a guarantee to General America Corporation (GAC), an affiliate. Under the guarantee, we guarantee repayment of a loan made by GAC to Investar Holdings (Investar), an insurance agency. The loan was made in June 2000 and matures in June 2017. The principal balance of the loan was $15.9 million at December 31, 2003. On August 2, 2004, Symetra Financial Corporation acquired this loan from GAC and the guarantee is no longer in effect. We do not have any guarantees subject to the recognition provisions of FIN 45.

FIN 46R, "CONSOLIDATION OF VARIABLE INTEREST ENTITIES"
The FASB issued FIN 46R in December 2003. FIN 46R changes the method of determining whether certain entities should be combined in our Combined Financial Statements. Except for entities considered to be special purpose entities, FIN 46R is effective in the first period ending after March 15, 2004. We adopted FIN 46R effective December 31, 2003. An entity is subject to FIN 46R and is called a Variable Interest Entity (VIE) if it has:

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

FIN 46R, "CONSOLIDATION OF VARIABLE INTEREST ENTITIES" (CONTINUED)
     - Equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties
     - Equity investors that cannot make significant decisions about the entity's operations, or do not absorb the expected losses or receive the expected returns of the entity

All other entities are evaluated for combination under existing guidance. FIN 46R requires VIEs to be combined by their primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both.

We have identified certain interests in VIEs as defined by FIN 46R. Based on our analysis of these interests, we do not meet the FIN 46R definition of "primary beneficiary" of any of these entities and therefore have not combined these entities. Even though combination is not required, FIN 46R requires disclosure of the nature of any significant interests in a VIE, a description of the VIE's activities and the maximum exposure to potential losses due to our involvement.

     In June 2000, GAC extended a loan to Investar that we guaranteed. Safeco's analysis of Investar determined Investar's equity at risk was not sufficient to finance its activities and is therefore considered a VIE under FIN 46R. The loan is secured by the assets of Investar and personally guaranteed by its equity holders. Based on Safeco's analysis of Investar's expected losses and expected residual returns, neither GAC nor the Company is the primary beneficiary. The potential exposure to losses is limited to the senior debt holding, which was $15.9 million as of December 31, 2003, excluding the value of rights to the assets of the agency and personal guarantees provided by the equity holders. On August 2, 2004, Symetra Financial Corporation acquired this loan from GAC and the guarantee is no longer in effect.

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA) STATEMENT OF POSITION
(SOP) 03-1, "ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS"
The provisions of SOP 03-1 are effective for fiscal years beginning after December 15, 2003. SOP 03-1 provides guidance in three areas: separate account presentation and valuation; the accounting recognition given sales inducements; and the classification and valuation of long-duration contract liabilities. We adopted SOP 03-1 effective January 1, 2004. Upon adoption, there was no material impact to our Combined Financial Statements.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

EMERGING ISSUES TASK FORCE (EITF) 03-1, "THE MEANING OF OTHER-THAN-TEMPORARY IMPAIRMENT AND ITS APPLICATION TO CERTAIN INVESTMENTS"
The provisions of EITF 03-1 are effective for fiscal years ending after December 15, 2003. EITF 03-1 provides disclosure requirements for investments in debt and marketable equity securities that are accounted for under SFAS 115. We have included the required disclosures within this report.

2. INVESTMENTS

The following tables summarize our fixed maturities and marketable equity securities:

                                                                              DECEMBER 31, 2003
                                               -----------------------------------------------------------------------------
                                                  COST OR          GROSS           GROSS            NET
                                                 AMORTIZED       UNREALIZED      UNREALIZED      UNREALIZED        FAIR
                                                   COST            GAINS           LOSSES          GAINS           VALUE
                                               -----------------------------------------------------------------------------
Fixed maturities:
   U.S. Government and agencies                $     395,684   $      76,380   $        (638)  $      75,742   $     471,426
   State and political subdivisions                  585,405          63,595          (3,569)         60,026         645,431
   Foreign governments                               236,843          75,344               -          75,344         312,187
   Corporate securities                           11,291,051       1,034,829         (64,644)        970,185      12,261,236
   Mortgage-backed securities                      4,201,739         189,290         (37,155)        152,135       4,353,874
                                               -----------------------------------------------------------------------------
Total fixed maturities                            16,710,722       1,439,438        (106,006)      1,333,432      18,044,154
Marketable equity securities                          97,511          14,034          (1,664)         12,370         109,881
                                               -----------------------------------------------------------------------------
Total                                          $  16,808,233   $   1,453,472   $    (107,670)  $   1,345,802   $  18,154,035
                                               =============================================================================

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

2. INVESTMENTS (CONTINUED)

The following table shows our investments' gross unrealized losses and fair values, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2003.

                                           LESS THAN 12 MONTHS             12 MONTHS OR MORE                 TOTAL
                                       ---------------------------   ---------------------------   ---------------------------
                                                         GROSS                         GROSS                         GROSS
                                                       UNREALIZED                    UNREALIZED                    UNREALIZED
                                        FAIR VALUE       LOSSES       FAIR VALUE       LOSSES       FAIR VALUE       LOSSES
                                       ---------------------------   ---------------------------   ---------------------------
Fixed maturities:
   U.S. Government and agencies        $     29,890   $       (343)  $      4,528   $       (295)  $     34,418   $       (638)
   State and political subdivisions         102,690         (3,569)             -              -        102,690         (3,569)
   Corporate securities                   1,322,216        (56,372)        92,056         (8,272)     1,414,272        (64,644)
   Mortgage-backed securities             1,177,166        (36,524)        43,917           (631)     1,221,083        (37,155)
                                       ---------------------------   ---------------------------   ---------------------------
Total fixed maturities                    2,631,962        (96,808)       140,501         (9,198)     2,772,463       (106,006)
Marketable equity securities                  6,964         (1,068)         5,304           (596)        12,268         (1,664)
                                       ---------------------------   ---------------------------   ---------------------------
Total                                  $  2,638,926   $    (97,876)  $    145,805   $     (9,794)  $  2,784,731   $   (107,670)
                                       ===========================   ===========================   ===========================

We reviewed all our investments with unrealized losses at the end of 2003 in accordance with our impairment policy described in Note 1. After considering the number of investment positions that were in unrealized loss positions and other evidence, such as volatility of the security's market price, our evaluation determined that these declines in fair value were temporary.

At December 31, 2003, we held below investment grade fixed maturities of $1,324 million at amortized cost. The respective fair values of these investments were approximately $1,445 million. These holdings amounted to 8.0% of our investments in fixed maturities at fair value at December 31, 2003.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

2. INVESTMENTS (CONTINUED)

The following table summarizes the cost or amortized cost and fair value of fixed maturities at December 31, 2003, by contractual years-to-maturity. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

                                                                      COST OR
                                                                     AMORTIZED         FAIR
                                                                       COST            VALUE
                                                                   -----------------------------
      One year or less                                             $     612,078   $     629,500
      Over one year through five years                                 2,967,961       3,164,879
      Over five years through ten years                                2,712,353       2,859,874
      Over ten years                                                   6,216,591       7,036,027
      Mortgage-backed securities                                       4,201,739       4,353,874
                                                                   -----------------------------
      Total fixed maturities                                       $  16,710,722   $  18,044,154
                                                                   =============================

The carrying value of securities on deposit with state regulatory authorities was $10,966 at December 31, 2003.

No industry represented more than 8.8% of the amortized cost of fixed maturities and equity securities at December 31, 2003.

The following table summarizes our combined pretax net investment income:

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                                            2003
                                                                                      --------------
   Interest:
      Fixed maturities                                                                $    1,109,561
      Mortgage loans                                                                          75,513
      Short-term investments                                                                   4,578
   Dividends:
      Marketable equity securities                                                             5,578
      Redeemable preferred stock                                                               8,939
   Other                                                                                      14,501
                                                                                      --------------
   Total investment income                                                                 1,218,670
   Investment expenses                                                                        (6,990)
                                                                                      --------------
   Net investment income                                                              $    1,211,680
                                                                                      ==============

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

2. INVESTMENTS (CONTINUED)

The carrying value of investments in fixed maturities that have not produced income for the last twelve months was $30,384 at December 31, 2003. All of our mortgage loans produced income during 2003.

The following table summarizes our combined net realized investment losses before income taxes:

                                                                                                   YEAR ENDED
                                                                                                  DECEMBER 31,
                                                                                                      2003
                                                                                                 --------------
      Fixed maturities                                                                           $      (11,555)
      Marketable equity securities                                                                          561
      Other invested assets                                                                             (12,068)
      Deferred policy acquisition costs adjustment                                                       (2,511)
                                                                                                 --------------
      Net realized investment losses before income taxes                                         $      (25,573)
                                                                                                 ==============

The following tables summarize the proceeds from sales of investment securities and related net realized investment gains (losses) before income taxes for 2003.

                                                                      YEAR ENDED DECEMBER 31, 2003
                                                     ------------------------------------------------------------
                                                          FIXED                           OTHER
                                                        MATURITIES     MARKETABLE       FINANCIAL
                                                      AVAILABLE-FOR-     EQUITY        INSTRUMENTS
                                                          SALE         SECURITIES       AND OTHER        TOTAL
                                                     ------------------------------------------------------------
   Proceeds from sales                               $    1,286,177   $    27,101                -    $ 1,313,278
                                                     ============================================================

   Gross realized investment gains                   $       88,560   $     2,774      $       877    $    92,211
   Gross realized investment losses                         (13,404)         (800)          (4,327)       (18,531)
                                                     ------------------------------------------------------------
   Net realized investment gains (losses)                    75,156         1,974           (3,450)        73,680
   Impairments                                              (96,621)       (1,413)               -        (98,034)
   Other, including gains on calls and redemptions            9,910             -          (11,129)        (1,219)
                                                     ------------------------------------------------------------
   Net realized investment gains (losses)            $      (11,555)  $       561      $   (14,579)   $   (25,573)
                                                     ============================================================

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

2. INVESTMENTS (CONTINUED)

The following table summarizes our allowance for mortgage loan losses:

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      2003
                                                                                  ------------
  Allowance at beginning of year                                                  $     10,554
  Loans charged off as uncollectible                                                      (382)
                                                                                  ------------
  Allowance at end of year                                                        $     10,172
                                                                                  ============

This allowance relates to mortgage loan investments of $969,756 at December 31, 2003. All of our mortgage loan investments were in good standing at December 31, 2003.

At December 31, 2003, mortgage loans constituted approximately 4.3% of total assets and are secured by first-mortgage liens on income-producing commercial real estate, primarily in the retail, industrial and office building sectors. The majority of the properties are located in the western United States, with 23.9% of the total in California. Individual loans generally do not exceed $10 million.

3. DERIVATIVE FINANCIAL INSTRUMENTS

Derivatives are instruments whose values are derived from an underlying instrument, indices or rates, have a notional amount and can be net settled. This may include derivatives that are "embedded" in derivative instruments or in certain existing assets or liabilities. We use derivative financial instruments, including interest rate swaps, options and financial futures, as a means of hedging exposure to equity price changes and/or interest rate risk on anticipated transactions or on existing assets and liabilities.

Interest rate risk is the risk of economic loss due to changes in the level of interest rates. We manage interest rate risk through active portfolio management and selective use of interest rate swaps as hedges to change the characteristics of certain assets and liabilities. With interest rate swap agreements, we exchange with a counterparty, at specified intervals, interest rate payments of differing character (for example, fixed-rate payments exchanged for variable-rate payments), based on an underlying principal balance (notional amount). No cash is exchanged at the outset of the contract and no principal payments are made by either party. The net interest accrued and the net interest payments made at each interest payment due date are recorded to interest income or expense, depending on the hedged item.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

3. DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

FAIR VALUE HEDGES

We use interest rate swaps to hedge the change in fair value of certain fixed-rate assets. At December 31, 2003, we had $317,080 of notional amounts outstanding relating to such hedges. As discussed in Note 1, these derivatives have been designated as fair value hedges and, because they have been determined to be highly effective, changes in their fair value and the related assets that they hedge are recognized on a net basis in net realized investment losses in the Combined Statement of Income. There were no significant fair value hedges discontinued during 2003.

Differences between the changes in fair value of these derivatives and the hedged item(s) represent hedged ineffectiveness. In 2003, no amounts were recognized in earnings due to hedge ineffectiveness.

CASH FLOW HEDGES

We also use interest rate swaps to hedge the variability of future cash flows arising from changes in interest rates associated with certain variable rate assets and forecasted transactions. At December 31, 2003, we had $414,370 of notional amounts outstanding relating to such hedges. As discussed in Note 1, these derivatives have been designated as cash flow hedges and, because they have been determined to be highly effective, we recognize the changes in fair value of the derivative as a component of OCI, net of deferred income taxes, until the hedged transaction affects current earnings. At the time current earnings are affected by the variability of cash flows due to interest rate changes, the related portion of deferred gains or losses on cash flow hedge derivatives are reclassified from OCI and recorded in the Combined Statement of Income. Amounts recorded in OCI related to derivatives qualifying as cash flow hedges resulted in a decrease in OCI of $1,421, after tax, for 2003. The change in OCI for 2003 included an after tax decrease of $11,110 related to the changes in fair value of the derivatives and an after tax increase of $9,689 related to amounts reclassified into the Combined Statement of Income.

An estimated $4,680 of derivative instruments and hedging activity gains included in OCI will be reclassified into the Combined Statement of Income during 2004 to offset the estimated amount of earnings that will be affected by the variability of cash flows due to interest rate changes.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

3. DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

CASH FLOW HEDGES (CONTINUED)

The interest rate swaps related to forecasted transactions that are considered probable of occurring are considered to be highly effective and qualify for hedge treatment under SFAS 133. SFAS 133 requires that amounts deferred in OCI be reclassified into earnings either when the forecasted transaction occurs, or when it is considered not probable of occurring, whichever happens sooner. In 2003, $9,890 after tax was reclassified from OCI to net realized investment losses relating to forecasted transactions that were no longer probable of occurring.

At December 31, 2003, the maximum length of time over which we were hedging our exposure to future cash flows for forecasted transactions was approximately 30 months.

Differences between the changes in fair value of cash flow hedges and the hedged item(s) represent hedge ineffectiveness and are recognized in interest expense. In 2003, no amounts were recognized in interest expense due to hedge ineffectiveness.

OTHER DERIVATIVES

In 1997, we introduced an equity indexed annuity (EIA) product that credits the policyholder based on a percentage of the gain in the S&P 500 Index. Sales of the EIA product were suspended in the fourth quarter of 1998. In connection with this product, we have a hedging program with the objective to hedge the exposure to changes in the S&P 500 Index. This program consists of buying S&P 500 index options. As permitted under a grandfathering clause in SFAS 133, we elected not to apply the fair value adjustment requirement of this statement to the embedded derivatives contained in the liability related to EIA products sold prior to January 1, 1999. The change in fair value of the options used to economically hedge the EIA liability is recognized as an adjustment to Policy Benefits in the Combined Statement of Income. We recognized pretax gains of $16,985 in 2003 on these options.

Investments in mortgage-backed securities (see Note 2) principally include collateralized mortgage obligations, pass-through and commercial loan-backed mortgage obligations, which are technically defined as derivative instruments. However, they are exempt from derivative disclosure and accounting requirements under SFAS 133.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

3. DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

OTHER DERIVATIVES (CONTINUED)

Counterparty credit risk is the risk that a counterparty to a derivative contract will be unable to perform its obligations. We manage counterparty credit risk on an individual counterparty basis and gains and losses are netted by counterparty. We mitigate counterparty credit risk through credit reviews, approval controls and by only entering into agreements with credit-worthy counterparties. We perform ongoing monitoring of counterparty credit exposure risk against credit limits. The contract or notional amounts of these instruments reflect the extent of involvement we have in a particular class of derivative financial instrument. However, the maximum loss of cash flow associated with these instruments can be less than these amounts. For interest rate swaps, forward contracts and financial futures, credit risk is limited to the amount that it would cost us to replace the contract.

4. FAIR VALUE OF FINANCIAL INSTRUMENTS

The aggregate fair value amounts disclosed here do not represent our underlying value and, accordingly, care should be exercised in drawing conclusions about our business or financial condition based on the fair value information disclosed below.

We determine fair value amounts for financial instruments using available third-party market information. When such information is not available, we determine the fair value amounts using appropriate valuation methodologies including discounted cash flows and market prices of comparable instruments. Significant judgment is required in developing certain of these estimates of fair value and the estimates may not represent amounts at December 31, 2003 that would be realized in a current market exchange.

Estimated fair values for fixed maturities and marketable equity securities, other than non-publicly traded fixed maturities, are based on quoted market prices or prices obtained from independent pricing services.

Our investment portfolio includes $232,190 of non-publicly traded fixed maturity securities, representing 1.2% of the portfolio at December 31, 2003. Our portfolio does not include any non-publicly traded equity securities.

We estimate the fair values for mortgage loans by discounting the projected cash flows using the current rate at which loans would be made to borrowers with similar credit ratings and for the same maturities.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

4. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

For cash and cash equivalents, policy loans, short-term investments, accounts receivable and other liabilities, carrying value is a reasonable estimate of fair value.

We estimate the fair values of investment contracts (funds held under deposit contracts) with defined maturities by discounting projected cash flows using rates that would be offered for similar contracts with the same remaining maturities. For investment contracts with no defined maturities, we estimate fair values to be the present surrender value.

Separate account assets and the related liabilities are reported at fair value using quoted market prices.

In accordance with SFAS 133, all derivatives are carried at fair value on the Combined Balance Sheet. The fair values of the derivative financial instruments generally represent the estimated amounts that we would expect to receive or pay upon termination of the contracts as of the reporting date. Quoted fair values are available for certain derivatives. For derivative instruments not actively traded, we estimate fair values using values obtained from independent pricing services, internal modeling or quoted market prices of comparable instruments.

Other insurance-related financial instruments are exempt from fair value disclosure requirements.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

4. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The following table summarizes the carrying or reported values and corresponding fair values of financial instruments:

                                                                                     DECEMBER 31, 2003
                                                                                ---------------------------
                                                                                  CARRYING
                                                                                   AMOUNT       FAIR VALUE
                                                                                ---------------------------
 Financial assets:
    Fixed maturities                                                            $ 18,044,154   $ 18,044,154
    Marketable equity securities                                                     109,881        109,881
    Mortgage loans                                                                   959,804      1,016,000
    Separate account assets                                                        1,137,439      1,137,439
    Derivative financial instruments:
      Interest rate swaps                                                             14,631         14,631
      Options                                                                          6,189          6,189

 Financial liabilities:
    Funds held under deposit contracts                                            16,582,390     17,543,000
    Separate account liabilities                                                   1,137,439      1,137,439
    Derivative financial instruments:
      Options                                                                            607            607

5. REINSURANCE

We use reinsurance to manage exposure to potential losses. Although the reinsurer is liable to us to the extent of the reinsurance ceded, we remain primarily liable to the policyholders as the direct insurer on all risks reinsured. We evaluate the financial condition of our reinsurers to minimize our exposure to losses from reinsurer insolvencies. To our knowledge, none of our major reinsurers is currently experiencing material financial difficulties. We analyze reinsurance recoverables according to the credit ratings and types of our reinsurers. Of the total amount due from reinsurers at December 31, 2003, 93.7% was with reinsurers rated A or higher by A.M. Best. We had no reserve for uncollectible reinsurance in 2003. None of our reinsurance contracts exclude certified terrorist acts.

Individual Life Reinsurance - For our individual life business, we have coinsurance agreements where the reinsurer reimburses us based on the percentage in the contract that range from 50% to 80%, based upon the year that the policy was written. For policies written prior to 2000, we recover 50% of the death benefit that we pay on covered claims from the reinsurer. This percentage was increased in 2000 to 80% for a majority of the policies written and was increased in 2002 to cover 80% of all new business written.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

5. REINSURANCE (CONTINUED)

Group Long-Term Disability and Group Short-Term Disability - We reinsure 100% of our Group Long-Term Disability and Group Short-Term Disability business. The reinsurer is responsible for paying all claims.

Reinsurance recoverables are comprised of the following amounts:

                                                                                 DECEMBER 31,
                                                                                    2003
                                                                                -------------
      LIFE INSURANCE
      Reinsurance recoverables on:
         Policy and contract claim reserves                                     $       3,689
         Paid claims                                                                    1,841
         Life policy liabilities                                                       90,607
                                                                                -------------
      Total life insurance                                                             96,137
                                                                                -------------

      ACCIDENT AND HEALTH INSURANCE
      Reinsurance recoverables on:
         Policy and contract claim reserves                                            83,425
         Paid claims                                                                      192
                                                                                -------------
      Total accident and health insurance                                              83,617
                                                                                -------------
      Total reinsurance recoverables                                            $     179,754
                                                                                =============

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

5. REINSURANCE (CONTINUED)

The effects of reinsurance on earned premiums are as follows:

                                                                                 YEAR ENDED
                                                                                DECEMBER 31,
                                                                                    2003
                                                                                -------------
      EARNED PREMIUMS
      Direct:
         Accident and health premiums                                           $     465,734
         Life insurance premiums                                                      164,704
                                                                                -------------
         Total                                                                        630,438
                                                                                -------------
      Ceded:
         Accident and health premiums                                                 (18,618)
         Life insurance premiums                                                      (29,911)
                                                                                -------------
         Total                                                                        (48,529)
                                                                                -------------
      Assumed:
         Accident and health premiums                                                  97,985
         Life insurance premiums                                                          624
                                                                                -------------
         Total                                                                         98,609
                                                                                -------------
      Total earned premiums                                                     $     680,518
                                                                                =============

Ceded reinsurance reduced our policy benefits by $32,964 in 2003. Included in this amount are accident and health amounts of $10,813.

6. INTANGIBLES AND GOODWILL

We review goodwill and indefinite-lived intangible assets annually (or more frequently if impairment indicators arise) for impairment. We amortize separable intangible assets over their useful lives (but with no maximum life) unless we deem them to have an indefinite life.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

6. INTANGIBLES AND GOODWILL (CONTINUED)

Included in the intangibles and goodwill balance on our Combined Balance Sheet is the present value of future profits (PVFP). PVFP represents the actuarially determined present value of anticipated profits to be realized from annuity and life insurance business purchased. We determine the present value of anticipated profits using the credited interest rate. For annuity contracts, amortization of the PVFP is in relation to the present value of the expected gross profits on the contracts, discounted using the interest rate credited to the underlying policies. The change in the PVFP is comprised of amortization and an adjustment to amortization for realized losses on investment securities of $138 for the year ended December 31, 2003. We review the PVFP periodically to determine that the unamortized portion does not exceed expected recoverable amounts. We did not record any impairment adjustments in 2003.

The following table presents our intangible assets and goodwill at December 31, 2003. The PVFP, distribution agreement and renewal rights acquired have been amortized over a useful life of 20 years. All other intangible assets have been amortized over a useful life of five years or less.

                                                                                DECEMBER 31, 2003
                                                                ------------------------------------------------
                                                                GROSS CARRYING     ACCUMULATED      NET CARRYING
                                                                    AMOUNT        AMORTIZATION         AMOUNT
                                                                ------------------------------------------------
Unamortized intangible assets:
   Goodwill                                                     $       54,192    $          -      $     54,192
Amortizable intangible assets:
   Present value of future profits                                      82,272         (37,075)           45,197
   Distribution agreement                                               35,000         (11,900)           23,100
   Renewal rights                                                       25,700          (1,820)           23,880
   Administrative agreement                                              8,766          (4,451)            4,315
   Other intangible assets                                                 288            (108)              180
                                                                ------------------------------------------------
Total                                                           $      206,218    $    (55,354)     $    150,864
                                                                ================================================

Amortization expense for intangible assets, pretax, was $8,331 for 2003. Estimated future pretax amortization for the year ended December 31, 2004, is $4,384.

There were no changes in the carrying value of goodwill in 2003.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

7. INCOME TAXES

We use the liability method of accounting for income taxes in accordance with SFAS 109 under which deferred income tax assets and liabilities are determined based on the differences between their financial reporting and their tax bases and are measured using the enacted tax rates.

The difference of $14,771 between income tax computed by applying the U.S. federal income tax rate of 35% to income before income taxes and the combined provision for income taxes was primarily due to the tax effect of the separate accounts dividend received deduction for 2003, and the recording of a recoverable from the Internal Revenue Service for the separate accounts dividend received deduction for the period 1995 through 2001, which amounted to $2,771 and $13,174, respectively.

The tax effects of temporary differences which give rise to the deferred income tax assets and deferred income tax liabilities were as follows:

                                                                                           DECEMBER 31,
                                                                                               2003
                                                                                           ------------
         Deferred income tax assets:
            Goodwill                                                                       $      4,515
            Adjustment to life policy liabilities                                                93,094
            Adjustment to claims reserves                                                         3,627
            Capitalization of policy acquisition costs                                           76,060
            Investment impairments                                                               44,719
            Capital loss carryforwards                                                            8,400
            Postretirement benefits                                                               4,210
            Uncollected premium adjustment                                                        8,109
            Guaranty fund assessments                                                               728
            Other                                                                                 7,338
                                                                                           ------------
         Total deferred income tax assets                                                       250,800
                                                                                           ------------

         Deferred income tax liabilities:
            Unrealized appreciation of investment securities (net of deferred policy
              acquisition costs adjustment: $38,804)                                            446,797
            Deferred policy acquisition costs                                                   129,606
            Bond discount accrual                                                                29,145
            Present value of future profits                                                      15,819
            Intangible assets                                                                     8,086
            Other                                                                                 1,484
                                                                                           ------------
         Total deferred income tax liabilities                                                  630,937
                                                                                           ------------
         Net deferred income tax liability                                                 $    380,137
                                                                                           ============

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

8. COMPREHENSIVE INCOME

Comprehensive income is defined as all changes in Shareholder's Equity, except those arising from transactions with shareholders. Comprehensive income includes net income and OCI, which for us consists of changes in unrealized gains or losses of investments carried at fair value and deferred policy acquisition costs valuation allowance.

The components of OCI are as follows:

                                                                                           DECEMBER 31,
                                                                                               2003
                                                                                           ------------
         Net unrealized gains on available-for-sale securities                             $  1,345,641
         Net unrealized gains on derivative financial instruments                                18,773
         Adjustment for deferred policy acquisition costs                                       (88,012)
         Deferred income taxes                                                                 (446,630)
                                                                                           ------------
         Accumulated OCI                                                                   $    829,772
                                                                                           ============

The following summarizes the net changes in OCI:

                                                                                            YEAR ENDED
                                                                                           DECEMBER 31,
                                                                                               2003
                                                                                           ------------
         Increase (decrease) in unrealized appreciation/depreciation of:
            Available-for-sale securities                                                  $    232,263
            Derivative financial instruments                                                     (2,186)
         Adjustment for deferred policy acquisition costs                                       (33,617)
         Deferred income taxes                                                                  (68,762)
                                                                                           ------------
         Net change in accumulated OCI                                                     $    127,698
                                                                                           ============

9. COMMITMENTS AND CONTINGENCIES

At December 31, 2003, unfunded mortgage loan commitments were $16,475. We had no other material commitments or contingencies at December 31, 2003.

Under state insolvency and guaranty laws, insurers licensed to do business in the state can be assessed or required to contribute to state guaranty funds to cover policyholder losses resulting from insurer insolvencies. Liabilities for guaranty funds are not discounted or recorded net of premium taxes and are included in other liabilities in the Combined Balance Sheet. At December 31, 2003, we had liabilities of $7,948 for estimated guaranty fund assessments. We had a related asset for premium tax offsets of $6,877 at December 31, 2003.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Because of the nature of our business, we are subject to legal actions filed or threatened in the ordinary course of our business operations. We do not believe that such litigation will have a material adverse effect on our combined financial condition, future operating results or liquidity.

10. EMPLOYEE BENEFIT PLANS

Safeco sponsors defined contribution and defined benefit plans covering substantially all employees of the Company and its subsidiaries and provides a postretirement benefit program for certain retired employees. Eligibility for participation in the various plans is generally based on completion of a specified period of continuous service or date of hire. Employer contributions to these plans are made in cash. Costs allocated to the Company for these plans were $6,925 for the year ended December 31, 2003.

The Safeco 401(k)/Profit Sharing Retirement Plan is a defined contribution plan. It includes a minimum contribution of 3% of each eligible participant's compensation, a matching contribution of 66.6% of participant's contributions, up to 6% of eligible compensation, and a profit sharing component based on Safeco's income. No profit-sharing contributions were made in 2003.

The Safeco Employee's Cash Balance Plan (CBP) is a noncontributory defined benefit plan that provides benefits for each year of service after 1988, based on the participant's eligible compensation plus a stipulated rate of return on the benefit balance. Safeco makes contributions to the CBP based on the funding requirements set by the Employee Retirement Income Security Act (ERISA). Costs allocated to the Company for this plan were 1% or less of income before income taxes for the year ended December 2003.

SAS has a profit sharing plan in which all employees over the age of 21 with one year of service are eligible for participation. The Plan is funded entirely by SAS through discretionary contributions. The discretionary contribution charged to operations was $271 for the year ended December 31, 2003.

SAS also has a defined contribution 401(k) salary deferral plan (the 401(k)
Plan) in which all employees over the age of 21 with three months of service are eligible for participation. Eligible employees may contribute up to 15% of their annual compensation, subject to annual limitations under the Internal Revenue Code. SAS matches employee contributions at a rate of 33% on the first 6% of salary contributed. Contributions by SAS to the 401(k) Plan were $90 for the year ended December 31, 2003.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

10. EMPLOYEE BENEFIT PLANS (CONTINUED)

In addition, Safeco provides certain healthcare and life insurance benefits and other post-retirement benefits (collectively, OPRB) for certain retired employees, their beneficiaries, and eligible dependents. During 2003, Safeco's OPRB program was amended. For current retirees and employees age 50 and over with sufficient service time, Safeco will continue to subsidize a portion of the cost of retiree healthcare benefits, but at a reduced rate. The rate of increase in the subsidy for these healthcare benefits will be capped in future years. Safeco will also continue to provide a capped amount of retiree life insurance benefits to current retirees and employees age 50 and over with sufficient service time. For current employees age 36 or older, who do not otherwise meet the above requirements, Safeco will provide access to their group healthcare plan at retirement, but participants will pay the entire cost of coverage. Retiree life insurance benefits will no longer be offered to this employee group. For current employees age 35 and under, and any employee hired after December 31, 2003, (regardless of age) retiree healthcare and life insurance benefits will no longer be provided. In addition, Safeco's OPRB benefit obligation was revalued to reflect the reduction in staff that is part of a restructuring plan. Due to these actions, Safeco recognized a curtailment gain in 2003, of which $1,329 was allocated to the Company.

Early in 2004, the FASB issued a staff position paper that permits sponsors of retiree benefit programs subject to SFAS 106, "Employers' Accounting for Postretirement Benefits, Other Than Pensions," to make an election to defer accounting for the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) until further authoritative guidance is issued. Safeco has elected to make this deferral and, accordingly, has not reflected the effects of the Act on the obligation or annual costs of the OPRB program.

The Company participates in Safeco's Long-Term Incentive Plan of 1997 (the
Plan), as amended. Incentive stock options, non-qualified stock options, restricted stock rights (RSR), performance stock rights (PSR) and stock appreciation rights are authorized under the Plan. Stock-based compensation expense allocated to the Company was $2,966 for 2003, which includes stock option expense of $1,943.

Stock options are granted at exercise prices not less than the fair market value of the stock on the date of the grant. The terms and conditions upon which options become exercisable may vary among grants, however, option rights expire no later than ten years from the date of grant. Safeco grants options and rights to key employees. Options generally vest on a straight-line basis over four years.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

10. EMPLOYEE BENEFIT PLANS (CONTINUED)

RSRs provide for the holder to receive a stated number of share rights if the holder remains employed for a stated number of years. PSRs provide for the holder to receive a stated number of share rights if the holder attains certain specified performance goals within a stated performance cycle. Performance goals may include operating income, return on equity, relative stock price appreciation and/or other criteria.

As a result of Safeco's sale of the Safeco Life and Investment companies, Safeco retained the liabilities related to OPRB, CBP and Safeco's Long-Term Incentive Plan of 1997.

11. DIVIDEND RESTRICTIONS

Insurance companies are restricted by state regulations as to the aggregate amount of dividends they may pay in any consecutive twelve-month period without regulatory approval. Generally, dividends may be paid out of earned surplus without approval with 30 days prior written notice within certain limits. The limits are generally based on the greater of 10% of the prior year statutory surplus or prior year statutory net gain from operations. Dividends in excess of the prescribed limits or earned surplus require formal state insurance commission approval. Based on statutory limits as of December 31, 2003, the amount of retained earnings available for the payment of dividends without prior regulatory approval is $166,586.

12. STATUTORY-BASIS INFORMATION

State insurance regulatory authorities require insurance companies to file annual statements prepared on an accounting basis prescribed or permitted by their respective state of domicile. Prescribed statutory accounting practices include state laws, regulations and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners
(NAIC), including the revised Accounting Practices and Procedures Manual. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

12. STATUTORY-BASIS INFORMATION (CONTINUED)

Statutory net income (loss) and capital and surplus, by company, are as follows:

                                                                                            YEAR ENDED
                                                                                           DECEMBER 31,
                                                                                               2003
                                                                                           ------------
         Statutory net income (loss):
            Symetra Life Insurance Company                                                 $    156,699
            Symetra National Life Insurance Company                                                 507
            First Symetra National Life Insurance Company of New York                               (29)
            American States Life Insurance Company                                               14,103
                                                                                           ------------
         Total                                                                             $    171,280
                                                                                           ============

                                                                                           DECEMBER 31,
                                                                                               2003
                                                                                           ------------
         Statutory capital and surplus:
            Symetra Life Insurance Company                                                 $  1,059,564
                                                                                           ============

Statutory net income differs from income reported in accordance with GAAP primarily because policy acquisition costs are expensed when incurred, reserves are based on different assumptions and income tax expense reflects only taxes paid or currently payable.

Statutory capital and surplus differs from amounts reported in accordance with GAAP primarily because policy acquisition costs are expensed when incurred, reserves are based on different assumptions and fixed maturities are carried at amortized cost.

Life and health insurance companies are subject to certain Risk-Based Capital
(RBC) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on various risk factors related to it. At December 31, 2003, Symetra Life Insurance Company and its subsidiaries met the RBC requirements.

13. RELATED PARTIES

We are obligated under a real estate lease with GAC, an affiliate. The current minimum annual rental commitment under this obligation is $5,467 at December 31, 2003. The minimum aggregate rental commitment under this lease is $10,750. The lease expires on July 31, 2005.

The amount of rent expense charged to operations was $10,488 for 2003.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

13. RELATED PARTIES (CONTINUED)

Safeco and its affiliates provide us with personnel, property, and facilities in carrying out certain of its corporate functions. Safeco annually determines allocation factors based on headcount, time studies, actual usage or other relevant allocation bases in order to allocate expenses for these services and facilities. These expenses are included in net investment income and other operating expenses within our Combined Statement of Income. Safeco charged us expenses of $46,710 for the year ended December 31, 2003. These expenses include charges for corporate overhead, data processing systems, payroll, and other miscellaneous charges.

As of December 31, 2003, we owed Safeco and its affiliates $12,636, which is included in other liabilities on our Combined Balance Sheet. These balances were settled within 30 days.

No shareholder dividends were paid to Safeco during 2003.

During 2003, liabilities of $4,537 owed to Safeco were forgiven and reflected as a capital contribution.

Various affiliated property and casualty companies directly purchased structured settlement annuities from the Company totaling $4,399 in 2003. Symetra Assigned Benefits Service Company and Symetra National Life Insurance Company also purchased structured settlement annuities, which were assigned from various affiliated property and casualty companies totaling $29,308 in 2003.

14. SEGMENT INFORMATION

We provide a broad range of products and services that include individual and group insurance products, pension products, annuities, mutual funds and investment advisory services. These operations are managed separately as six reportable segments: Group, Income Annuities, Retirement Services, Individual, Asset Management and Other based on product groupings:

      Group's principal product is stop-loss medical insurance sold to employers with self-insured medical plans. Also included in this segment are group life, accidental death and dismemberment insurance and disability products.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

14. SEGMENT INFORMATION (CONTINUED)

      Income Annuities' principal product is the structured settlement annuity that is sold to fund third-party personal injury settlements, providing a reliable income stream to the injured party.

      Retirement Services' products are primarily fixed and variable deferred annuities (both qualified and non-qualified), tax-sheltered annuities (marketed to teachers and not-for-profit organizations), guaranteed investment contracts and corporate retirement funds.

      Individual's products include term, universal and variable universal life and bank owned life insurance.

      Asset Management is comprised of managing the assets of Safeco Mutual Funds and the investment portfolios supporting our variable annuity and variable universal life products.

      Other is comprised mainly of investment income resulting from the investment of capital and accumulated earnings of the operating lines of business.

We evaluate our results based upon pretax operating earnings, a non-GAAP financial measure that excludes net realized investment losses. Management believes the presentation of segment pretax operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, recurring operations of the business.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

14. SEGMENT INFORMATION (CONTINUED)

The following table presents selected financial information by segment and reconciles pretax operating earnings to amounts reported in the Combined Statement of Income.

                                                      INCOME          RETIREMENT
                                     GROUP           ANNUITIES         SERVICES         INDIVIDUAL
                                 -------------------------------------------------------------------
Revenues:
   Premiums                      $      545,102   $            -    $          316    $      135,100
   Net investment income                  6,552          513,793           364,709           234,239
   Other revenue                          1,243              425            23,229            14,179
                                 -------------------------------------------------------------------
Total (excluding net realized
   investment gains (losses))           552,897          514,218           388,254           383,518

Benefits and expenses:
   Policy benefits                      310,848          468,617           283,085           293,218
   Other underwriting and
     operating expenses                 138,857           20,317            59,994            68,376
   Amortization of deferred
     policy acquisition costs            12,817                -            26,570            11,940
   Intangibles and goodwill
     amortization                         1,361                -               596             3,652
                                 -------------------------------------------------------------------
Total                                   463,883          488,934           370,245           377,186
Pretax operating earnings                89,014           25,284            18,009             6,332
Net realized investment gains
   (losses)                                 337           (8,624)           (3,759)           (6,210)
                                 -------------------------------------------------------------------
Income before income taxes       $       89,351   $       16,660    $       14,250    $          122
                                 ===================================================================

Assets:
   Total investments             $      158,885   $    7,291,134    $    6,393,137    $    3,900,041
   Separate account assets                    -                -         1,032,272           105,167
   Total assets                         343,391        7,544,307         8,036,974         4,485,061

                                     ASSET
                                   MANAGEMENT         OTHER             TOTAL
                                 -------------------------------------------------
Revenues:
   Premiums                      $            -   $            -    $      680,518
   Net investment income                  1,067           91,320         1,211,680
   Other revenue                         23,333           23,790            86,199
                                 -------------------------------------------------
Total (excluding net realized
   investment gains (losses))            24,400          115,110         1,978,397

Benefits and expenses:
   Policy benefits                            -                -         1,355,768
   Other underwriting and
     operating expenses                  23,098           36,111           346,753
   Amortization of deferred
     policy acquisition costs                 -                -            51,327
   Intangibles and goodwill
     amortization                             -            2,722             8,331
                                 -------------------------------------------------
Total                                    23,098           38,833         1,762,179
Pretax operating earnings                 1,302           76,277           216,218
Net realized investment gains
   (losses)                                 969           (8,286)          (25,573)
                                 -------------------------------------------------
Income before income taxes       $        2,271   $       67,991    $      190,645
                                 =================================================

Assets:
   Total investments             $       58,003   $    1,540,937    $   19,342,137
   Separate account assets                    -                -         1,137,439
   Total assets                          79,736        2,022,383        22,511,852

15. SUBSEQUENT EVENTS

Safeco entered into a definitive agreement (Stock Purchase Agreement or SPA), dated March 15, 2004, to sell the Company to an investor group led by White Mountains Insurance Group, Ltd. and Berkshire Hathaway, Inc. The purchase price is $1.35 billion, subject to adjustment based on the Company's June 30, 2004 Adjusted Statutory Book Value as defined in the SPA. The sale was completed on August 2, 2004.

                                Symetra Financial

           (All dollar amounts in thousands, unless otherwise stated)

15. SUBSEQUENT EVENTS (CONTINUED)

On March 12, 2004, the Company purchased three mortgage loans from Safeco Insurance Company of America at current book value plus accrued interest totaling $7,237, which approximated fair value.

On June 30, 2004, the Company declared a dividend of $64,300 payable to Safeco in accordance with the SPA.

On July 12, 2004, Safeco contributed capital of $1,131 in cash to the Company. The contribution represented additional proceeds realized upon the sale of certain Company invested assets that were liquidated in accordance with the SPA.

On July 31, 2004, Safeco contributed furniture, equipment, and software to the Company with a total book value of $7,708.

Symetra Financial announced on August 2, 2004, that it will exit the mutual fund business. Effective immediately, Symetra Asset Management, manager of the Safeco mutual funds, has been replaced with a new manager, Boston-based Pioneer Investment Management, Inc. Subject to trustee and fund shareholder approval, it is proposed that the $3.6 billion in assets currently held in Safeco's 22 mutual funds will become part of the Pioneer family of funds. This change is expected to be finalized before the end of the year.

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